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Exhibit 10.27

FAIRPOINT COMMUNICATIONS, INC.
Amended and Restated 2000 Employee Stock Incentive Plan

1.     Purposes.

        The purpose of the Plan (as such term and any other capitalized term used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants in the Plan, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

2.     Definitional Matters.

        (a)   Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

          Act means the Securities Exchange Act of 1934, as amended.

          Board means the Board of Directors of the Company.

          Cause:    (i) the refusal or neglect of the Participant to perform substantially his or her lawful employment-related duties, following written notice from the Company describing in reasonable detail such refusal or neglect and an opportunity for 30 days to cure the condition which is the subject of such notice, (ii) the Participant's personal dishonesty, willful misconduct or breach of fiduciary duty, (iii) the Participant's conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any law, rule, or regulation (other than a traffic violation or similar offense or violation which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company) or (iv) the breach by the Participant of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any material information pertaining to the Company or such subsidiary or not to compete or interfere with the Company or such subsidiary; provided that, with respect to any Participant who is party to an employment agreement with the Company, "Cause" shall have the meaning specified in such Participant's employment agreement (but not any severance agreement) or, in the case of any such Participant who is not party to an employment agreement but is a party to the Stockholders' Agreement, "Cause" shall have the meaning specified in the Stockholders' Agreement.

          Change in Control means the occurrence of any of the following events:

            (1)   the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

            (2)   any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding Kelso, THL, the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

            (3)   the stockholders of the Company approve a definitive agreement (A) for the merger or other business combination of the Company with, or into, another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction, or (B) for the sale or other disposition of all or substantially all of the assets of the Company; provided, in each case, that such transaction shall have been consummated; or

            (4)   the purchase of 20% or more of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act) other than Kelso, THL, the Company, any Subsidiary or an employee benefit plan of the Company or any Subsidiary.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          Change in Control Price means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

          Code means the Internal Revenue Code of 1986, as amended.

          Committee means the Compensation Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan (or, in the absence of any such designation, the Board); provided that, following the Public Offering, any such committee shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act, and an "outside director" within the meaning of Section 162(m) of the Code.

          Common Stock means the Class A common stock of the Company, par value $0.01 per share.

          Company means FairPoint Communications, Inc. a Delaware corporation, and any successor thereto.

          Disability:    the termination of the employment of any Participant by the Company or any of its subsidiaries shall be deemed to be by reason of a "Disability" if, as a result of such Participant's incapacity due to reasonably documented physical or mental illness, such Participant shall have been unable for more than six months within any 12-month period to perform his or her duties with the Company or such subsidiary on a full-time basis and within 90 days after written notice of termination has been given to such Participant such Participant shall not have returned to the full time performance of his or her duties. The date of termination in the case of a termination for "Disability" shall be deemed to be the last day of the aforementioned 90-day period. Notwithstanding the foregoing, with respect to any Participant who is a party to an employment agreement (but not any severance agreement) with the Company, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement.

          Employee means any full-time employee of the Company or any Subsidiary.

          Executive Officer means any Employee that is subject to Section 16(b) of the Exchange Act with respect to equity securities of the Company.

          Fair Market Value means (i) if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with Sections 3.4 and 3.5 of the Stockholders' Agreement; provided that for the purpose of such determination all outstanding Options hereunder shall be deemed to be outstanding shares of Common Stock; or, following a Public Offering, the average of the closing sales prices for a share of Common Stock as reported on a national securities exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

          Incentive Award means an award of Options under Section 5 of the Plan and/or an award of Restricted Stock Units under Section 6 of the Plan.

          Kelso means, collectively, Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P.

          Option means the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO). Unless the Committee shall otherwise specify at the time of grant, any Option granted hereunder shall be a Nonstatutory Stock Option.

          Participant means any Employee designated by the Committee to receive an Incentive Award under the Plan.

          Plan means this FairPoint Communications, Inc. 2000 Employee Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

          Prior Plan means the Amended and Restated Stock Option Plan of the Company, adopted by the Company pursuant to the Board's resolutions dated August 20, 1998, as in effect on the date of adoption of this Plan.

          Public Offering means the Company's offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 50% of the then outstanding shares of common stock of the Company on a fully diluted basis and treating all outstanding Options hereunder as outstanding shares of Common Stock or (ii) shares of Common Stock of the Company that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.

          Restricted Period means the period during which Restricted Stock Units are subject to forfeiture.

          Restricted Stock Unit means the right to receive a share of Common Stock in accordance with the terms and conditions of Section 6 hereof that is forfeitable by the Participant until the achievement of a specified period of future service or otherwise as determined by the Committee or in accordance with the terms of the Plan.

          Retirement means termination of a Participant's employment on or after the date the Participant attains age 65.

          Stockholders' Agreement means the Stockholders' Agreement, dated as of January 20, 2000, among the Company and holders of the Common Stock, as amended and in effect from time to time.

          Subsidiary means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests.

          THL means Thomas H. Lee Equity Fund IV, L.P. and the parties listed on Schedule A to Stockholders' Agreement.

        (b)   Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.     Powers of The Committee

        The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Employees receive Incentive Awards, what kind of Incentive Awards are granted under the Plan and for what number of shares, and the other terms and conditions of each such Incentive Award. The Committee may establish different terms and conditions for different types of Incentive Awards, for different Participants receiving the same type of Incentive Award and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action made or taken or to be taken by the Committee in connection with the construction, administration, interpretation and effect of the Plan and of the Committee's rules and regulations, shall, to the maximum extent permitted by applicable law, be within the Committee's absolute discretion (except as otherwise specifically provided herein) and shall for all purposes be final, conclusive and binding upon the Company, all Participants and any person claiming under or through any Participant, and shall be given deference in any proceeding with respect to, or arising out of, the Plan. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

4.     Common Stock Subject to Plan

        (a)   Number.    Subject to the provisions of Section 4(b) and (c), the number of shares of Common Stock subject to Incentive Awards under the Plan may not exceed a sum of 10,019,200 shares of Common Stock plus the number of shares of Common Stock available for grant under the Prior Plan on the date this Plan is adopted and the shares (if any) which, after the effective date of the Plan, become available for Incentive Awards under this Plan in accordance with Section 4(b) below. The maximum number of shares of Common Stock subject to Incentive Awards granted to any single Participant in any calendar year is 1,500,000 shares of Common Stock. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of any Option granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.

        (b)   Cancelled, Terminated, or Forfeited Incentive Awards.    Any shares of Common Stock subject to any Incentive Award granted hereunder or under the Prior Plan which for any reason is cancelled or forfeited, terminated or otherwise settled without the lapse of restriction or the issuance of any Common Stock shall be available for further purchase or grant under the Plan.

        (c)   Adjustment in Capitalization.    In the event of any Common Stock dividend or Common Stock split, recapitalization (including, without limitation, the payment of an extraordinary cash dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change or other similar event that affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares of capital stock which thereafter may be offered and sold under the Plan (including, without limitation, adjusting the limits on the number and types of Incentive Awards that may be made under the Plan), (ii) the number and kinds of shares of capital stock subject to outstanding Incentive Awards and (iii) the exercise price with respect to any Options. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Incentive Award in lieu of, or as a part of, such adjustment. However, the number of shares of capital stock subject to any Incentive Award shall always be a whole number.

5.     Stock Options

        (a)   Grant of Options.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options, provided that no Incentive Stock Option shall be granted to any Employee who is not eligible to receive such an Option under Section 422 of the Code and the regulations thereunder. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefore with previously owned shares of Common Stock, of an additional Option for the number of shares so delivered. Each Option shall be evidenced by an option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

        (b)   Option Price.    Unless otherwise determined by the Committee at the time of grant, Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

        (c)   Exercise of Options.    Subject to Section 9(e), Options awarded under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose, either at or after the time of grant of such Options; provided that no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted.

        (d)   Payment.    The Committee shall establish procedures governing the exercise of Options which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Stockholders' Agreement with respect to such shares and (y) written notice of exercise be given to the Company. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to ensure full payment of the option price. Without limiting the generality of the foregoing, the Committee may provide, on such terms and conditions as the Committee deems appropriate, that payment of the option price may be made (i) in cash or its equivalent, (ii) at any time following a Public Offering by exchanging shares of Common Stock (which are not subject to any pledge or other security interest or encumbrance) owned by the optionholder for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered shares of Common Stock, (iii) at any time following a Public Offering, through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

        (e)   Termination of Employment.    Unless otherwise determined by the Committee at the time of grant, upon termination of a Participant's employment for any reason, any Options which have not become exercisable in accordance with the terms thereof shall be cancelled upon such termination of employment.

        (f)    Termination of Employment Due to Death, Disability or Retirement.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, Disability or Retirement, any Options granted to such Participant which are exercisable at the date of his or her death, Disability or Retirement may be exercised at any time prior to the earlier of the expiration of the term of the Options and the first anniversary of the Participant's termination of employment (or such other period as the Committee shall determine at the time of grant).

        (g)   Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than those specified in Section 5(f), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised at any time prior to the earlier of the expiration of the term of the Options and the sixtieth day following the Participant's termination of employment; provided that, if a Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be immediately forfeited (whether or not then exercisable).

        (h)   Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

        (i)    Buyout.    The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionholder at the time that such offer is made. In addition, prior to a Public Offering, unless otherwise provided in the applicable Option Agreement evidencing the Option, upon any termination of a Participant's employment with the Company, the Company may repurchase all or any portion of the vested Options then held by such Participant as of the date of such termination for a cash payment equal to the excess, if any, of (i) the Fair Market Value of the shares of Common Stock subject to such Option (or to the portion thereof so purchased), over (ii) the aggregate Option exercise price for such shares and on such other terms and conditions as the Committee shall establish at the date of grant.

6.     Restricted Stock Units

        (a)   Grants of Restricted Stock Units.    Grants of Restricted Stock Units may be awarded to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Restricted Stock Units, if any, to be granted to a Participant, and the applicable Restricted Period. Each award of Restricted Stock Units shall be made pursuant to a Restricted Stock Unit agreement that shall include, among other things, provisions providing (i) for appropriate restrictions on the transfer of any Restricted Stock Units, including restrictions on transfer of such Restricted Stock Units during the period specified therein prior to and following a Public Offering, and (ii) for such other terms and provisions not inconsistent with the Plan as are determined by the Committee.

        (b)   Restrictions on Transferability.    Except as provided in Section 9(a) or in the Restricted Stock Unit agreement, no Restricted Stock Unit may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restricted Period. Thereafter, any shares of Common Stock issued in respect of Restricted Stock Units may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Stockholders' Agreement and any other agreement to which the issued shares are subject.

        (c)   Termination of Employment Due to Death, Disability, or Retirement.    Unless otherwise determined by the Committee at the time of grant, upon termination of a Participant's employment by reason of death, Disability or Retirement, the Restricted Period applicable to any Restricted Stock Units shall immediately lapse and all such Restricted Stock Units of the Participant shall immediately vest.

        (d)   Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at the time of grant, upon termination of a Participant's employment for any reason other than those specified in Section 6(c) prior to the expiration of the Restricted Period applicable to any Restricted Stock Units, any such Restricted Stock Units then remaining subject to restrictions shall be forfeited and cancelled upon such termination of employment.

        (e)   Buyout.    The Committee may at any time offer to buy out a Restricted Stock Unit previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

7.     Change in Control

        (a)   Accelerated Vesting and Payment.    Subject to the provisions of Section 7(b) below, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option. Subject to the provisions of Section 7(b) below, in the event of a Change in Control, the Restricted Period in respect of all Restricted Stock Units shall immediately lapse and all Restricted Stock Units of the Participant shall immediately vest and the Company shall pay to the Employee an amount equal to the Fair Market Value of the shares of Common Stock otherwise transferable to the Employee upon the lapse of the Restricted Period.

        (b)   Alternative Awards.    Notwithstanding Section 7(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted option hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

            (i)  provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

           (ii)  have substantially equivalent economic value to such Incentive Award (determined at the time of the Change in Control); and

          (iii)  have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in any such case without the Participant's written consent.

        (c)   Limitation on Benefits.    Notwithstanding anything contained in the Plan or an Option agreement or Restricted Stock Unit agreement to the contrary, if and to the extent any acceleration of vesting of or payment or deemed payment with respect to any Option or Restricted Stock Unit (collectively, the "Payments") would, absent application of this section, be an "excess parachute payment" within the meaning of section 280G of the Code (and the regulations promulgated thereunder), such Options or Restricted Stock Units shall not accelerate and/or such payment or deemed payment shall be reduced if and to the extent necessary to avoid any such acceleration, payment or deemed payment from being an "excess parachute payment". If Payments that would otherwise be reduced or eliminated pursuant to the immediately preceding sentence would not be so reduced or eliminated if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such Payments to be submitted for such approval prior to the Change in Control giving rise to such Payments.

8.     Amendment, Modification, And Termination of Plan

        The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, except that no amendment, modification, or termination of the Plan shall in any manner adversely affect rights of a holder of any Incentive Award theretofore granted under the Plan, without the consent of the Participant to whom such Incentive Award was granted. Notwithstanding the foregoing, the Board may not increase the total number of shares of Common Stock subject to the Plan without shareholder approval (except pursuant to Section 4(c)).

9.     Miscellaneous Provisions

        (a)   Nontransferability of Incentive Awards.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Incentive Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Incentive Award shall be assignable or transferable except by will or the laws of descent and distribution, and, except to the extent required by law, no right or interest of any Participant in, and to, any Incentive Award granted under the Plan shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Incentive Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to, and bound by, the terms of the agreement or agreements between the Participant and the Company.

        (b)   Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to, or exercised by, the Participant's surviving spouse, if any, or otherwise to, or by, his estate.

        (c)   No Guarantee of Employment or Participation.    Nothing in the Plan shall be deemed to interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Incentive Award grants.

        (d)   Tax Withholding.    The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of any Options or Restricted Stock Units under this Plan. No shares of Common Stock shall be issued pursuant to any Option or upon the termination of the Restricted Period applicable to any Restricted Stock Units unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations with respect to such Option or Restricted Stock Unit. Without limiting the generality of the foregoing, the Company shall have the right to retain, and the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Option or upon the termination of the Restricted Period applicable to a Restricted Stock Unit) to satisfy, in whole or in part, the amount required to be withheld.

        (e)   Compliance with Legal and Exchange Requirements.    The Plan, the granting of Incentive Awards and exercising of Options thereunder, and the other obligations of the Company under the Plan shall be subject to all applicable Federal and State laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting of Incentive Awards and the exercising of Options, the issuance or delivery of Common Stock under any Option or upon the termination of the Restricted Period applicable to any Restricted Stock Unit or any other action under the Plan for as long as necessary to permit the Company, with reasonable diligence, to complete stock exchange listing or registration or qualification of such Common Stock or other action required under any Federal or State law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the grant of an Incentive Award or exercise of any Option or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the grant of any Incentive Award and exercise of any Option under this provision shall not extend the term of such Incentive Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Incentive Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

        (f)    Indemnification.    Each person who shall be or shall have been a member of the Committee or of the Board shall be indemnified for, and held harmless by the Company against, any loss, cost, liability, or expense that may be imposed upon, or reasonably incurred by, him in connection with, or resulting from, any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

        (g)   Effective Date.    Subject to the approval of the shareholders of the Company, the Plan shall be effective on April 1, 2000. No Incentive Awards may be granted under the Plan after April 1, 2010.

        (h)   No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company or Subsidiaries to establish other plans or to pay compensation to the Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

        (i)    Deferrals.    The Committee may postpone the exercising of Options, the issuance or delivery of Common Stock under any Option or Restricted Stock Unit or any action permitted under the Plan in order to prevent the Company or any Subsidiary being denied a Federal income tax deduction with respect to any Option other than an Incentive Stock Option.

        (j)    Governing Law.    The Plan shall be construed in accordance with, and governed by, the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        (k)   No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Option shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

        (l)    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 8, to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

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  Exhibit 10.27
FAIRPOINT COMMUNICATIONS, INC. Amended and Restated 2000 Employee Stock Incentive Plan